Exhibit 99.2

1 December 2014 – Sydney, Australia

Breo® Ellipta® (fluticasone furoate/vilanterol) to gain PBS listing for the treatment of asthma and COPD

-	First combination of an inhaled corticosteroid and a long-acting beta2 agonist administered once daily for asthma and COPD1

-	Administered using a new dry powder inhaler called Ellipta1

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Affordable treatment options for Australian patients with asthma and chronic obstructive pulmonary disease (COPD) are set to expand with GlaxoSmithKline (GSK) and Theravance, Inc. (NASDAQ:  THRX) announcing the listing of Breo Ellipta on the Pharmaceutical Benefits Scheme (PBS) from 1st December 2014.

Breo Ellipta is a combination of an inhaled corticosteroid, fluticasone furoate and a long-acting bronchodilator, vilanterol, administered using the new Ellipta dry powder inhaler (DPI).

Breo Ellipta is listed on the PBS for the treatment of asthma in Australian patients aged 12 years and over. The registered strengths of Breo Ellipta for the treatment of moderate to severe asthma are 100/25mcg and 200/25mcg.

Breo Ellipta is also listed on the PBS for the treatment of COPD. The registered strength for Breo Ellipta for COPD is 100/25mcg.

Respiratory specialist and senior scientist Professor Phil Bardin said he welcomed the availability of new options in asthma management.

“Remembering to take medications is a major problem for many people. I welcome contemporary treatments for asthma that need only be taken once a day since this strategy gives healthcare professionals additional options for suitable patients,” said Professor Bardin.

GSK Medical Director, Dr Andrew Weekes says the listing represents a milestone for the company which is dedicated to improving respiratory health in Australia and continuing the development of new treatments for patients with asthma and COPD.

“We are delighted with this new listing in Australia. GSK is committed to making medicines available and affordable to our Australian patients.

“The listing of Breo Ellipta reinforces GSK’s commitment to innovation in respiratory health and we are proud to make this treatment option available for prescribers and their patients,” said Dr Weekes.

“The Australian PBS reimbursement of Breo Ellipta is yet another important achievement reflecting the strength of our partnership with GSK,” said Michael W. Aguiar, President and Chief Executive Officer of Theravance “We, like GSK, are pleased to make Breo Ellipta available for appropriate patients in Australia.”

Prescribing Information is available at www.gsk.com.au/breo

About Asthma
Asthma is a condition of the airways when the muscles become tight (bronchonstriction), swollen and irritated (inflammation).  Symptoms include shortness of breath, wheezing, chest tightness and cough.2 Asthma affects approximately 1 in 10 Australians.3

About COPD
The prevalence of COPD in Australia is difficult to determine because accurate diagnosis requires clinical testing. It is estimated that COPD affects approximately 529,000 Australians (2%).4

Important Safety Information for Breo Ellipta in Australia1
Breo Ellipta is registered for use in the regular treatment of moderate to severe asthma requiring medium to high dose inhaled corticosteroid with a long-acting bronchodilator and in the symptomatic treatment of COPD where the FEV1 <70% predicted normal (post-bronchodilator) and there is a history of exacerbations despite regular bronchodilator therapy.1

Breo Ellipta is indicated in adults and adolescents aged 12 years and over.1

Breo Ellipta was well tolerated in clinical trials.  As with all ICS therapy, patients should rinse their mouth with water after use to minimise the local adverse effects.  To minimise adverse reactions, ICS should be used at the lowest dose that maintains symptom control.1

Adverse events included; headache, nasopharyngitis, URTI, bronchitis, influenza, oral candidiasis of mouth and throat, extrasystoles, oropharyngeal pain, sinusitis, pharyngitis, rhinitis, cough, dysphonia, abdominal pain, arthralgia, back pain, pyrexia. Fractures and pneumonia in patients with COPD.1

Healthcare professionals are advised to refer to the Full Product Information for further information regarding the safety of the product, including contraindications and precautions.

Additional notes:
The information contained within this media release does not contain all the available information.  It does not take the place of talking to healthcare professionals.

If you are an Australian healthcare professional please visit www.health.gsk.com for more information on Breo Ellipta.

Professor Phil Bardin has served on advisory boards and been involved in clinical trials sponsored by GSK for which compensation was received. In relation to this GSK media announcement, no compensation was provided to Professor Phil Bardin, and the opinions expressed are his own. Professor Phil Bardin has been briefed by GSK on the approved use of this product.

You can follow GSK on Twitter for more Australian updates @GSK_AU.

PBS Information – Restricted Benefit: Asthma
Patient must have previously had frequent episodes of asthma while receiving treatment with oral corticosteroids or optimal doses of inhaled corticosteroids. Patient must be 12 years or older.

PBS Information – Restricted Benefit: COPD
Symptomatic treatment of COPD where the FEV1 is < 50% predicted normal and there is a history of repeated exacerbations with significant symptoms despite regular β2-agonist bronchodilator therapy. Note: Patient must not be on a concomitant single agent long acting β2-agonist. Product is not indicated for initiation of bronchodilator therapy in COPD.

PLEASE REVIEW FULL PRODUCT INFORMATION BEFORE PRESCRIBING.
The product information can be accessed at www.gsk.com.au

Breo® Ellipta® (fluticasone furoate/vilanterol trifenatate) Minimum Product Information.

Indications: Asthma: Regular treatment of moderate to severe asthma in patients requiring medium to high dose inhaled corticosteroid combined with long acting β2-agonist. COPD: symptomatic treatment of patients with COPD with a FEV1 <70% predicted normal (post-bronchodilator) in patients with an exacerbation history despite regular bronchodilator therapy. Breo® Ellipta® is not indicated for the initiation of bronchodilator therapy in COPD.

Contraindications: Severe milk-protein allergy or hypersensitivity to any of the actives and any excipients.

Precautions: Long acting β2-agonists (LABAs) as a class can be associated with an increased risk of asthma death. Patients using Breo® Ellipta® should not use another medicine containing a LABA (e.g., salmeterol, eformoterol, indacaterol) for any reason. Cannot be used to relieve acute symptoms of asthma or COPD (short acting β2- agonists should be used for acute attacks). As with other inhalation therapy, the possible occurrence of paradoxical bronchospasm immediately after dosing should be treated with short acting β2- agonists. As with sympathomimetic drugs, Breo® Ellipta® should be used with caution in patients with cardiovascular disease. As with all sympathomimetic amines, Breo® Ellipta® should be used with caution in patients with convulsive disorders or hyperthyroidism. To minimise adverse reactions, inhaled corticosteroids should be used at the lowest dose that maintains symptom control. Inhaled corticosteroids should be used with caution in patients with active or quiescent tuberculosis infections of the respiratory tract; systemic fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex. An increase in pneumonia has been observed in patients with COPD. Beta-adrenergic agonists may produce significant hypokalaemia in some patients, which has the potential to produce adverse cardiovascular effects. Beta-agonist agents may produce transient hyperglycaemia in some patients. Other: fertility, pregnancy (category B3), lactation.

Interactions: Beta-blockers, P-glycoprotein inhibitors, CYP3A4 inhibitors, sympathomimetic medicinal products, monoamine oxidase inhibitors, tricyclic antidepressants

Adverse Reactions: Very common: headache, nasopharyngitis. Common: URTI, bronchitis, influenza, oral candidiasis of mouth and throat, extrasystoles, oropharyngeal pain, sinusitis, pharyngitis, rhinitis, cough, dysphonia, abdominal pain, arthralgia, back pain, pyrexia. Fractures and pneumonia in patients with COPD.

Dosage: Prescribers should be aware that 100 mcg of fluticasone furoate is a medium dose of inhaled corticosteroid and 200 mcg of fluticasone furoate is a high dose of inhaled corticosteroid. Asthma: (Adults and Adolescents ≥ 12 years): 1 inhalation once daily (100/25mcg or 200/25mcg). In patients whose asthma is well controlled and stable the Breo® Ellipta® dose may carefully be down-titrated to the lowest strength of Breo® Ellipta®. The next step should consider the cessation of Breo® Ellipta® and transfer to an appropriate inhaled corticosteroid containing regimen. COPD: 1 inhalation once daily (100/25mcg only). Breo® Ellipta® 200/25 mcg is not indicated for patients with COPD. Specific patient population: Elderly patients: due to limited data in patients with asthma aged 75 years and older, Breo® Ellipta® 200/25mcg is not recommended. Moderate to Severe Hepatic Impairment: once daily maximum dose of 100/25mcg.

Min PI v2.0. For full product information please contact GlaxoSmithKline Australia Pty Ltd. PO Box 18095, Melbourne, VIC 8003. ABN 47 100 162 481. Breo® and Ellipta® are registered trademarks of the GSK Group of Companies. AUS/FFT/0001/14a Date of Approval: October 2014

References:
1.	Breo Ellipta Product information 9 July 2014
2.	Australian Centre for Asthma Monitoring 2011. Asthma in Australia 2011. AIHW Asthma Series no. 4. Cat. no. ACM 22. Canberra: AIHW.
3.	National Health survey 2007-8; adults. Prevalence in adults stable (AIHW: Asthma in Australia 2011; COPD in Australia p14; p164)
4.	Australian Institute of Health and Welfare Report. Australia’s Health 2014. p138

Breo and Ellipta are registered trademarks of the GSK group of companies.

GSK – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life.  For further information please visit www.gsk.com

Theravance, Inc. – is focused on maximizing the potential value of the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, with the intention of providing capital returns to stockholders. Under the Long-Acting Beta2 Agonist (LABA) Collaboration Agreement with GSK, Theravance is eligible to receive the associated royalty revenues from RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol, "FF/VI"), ANORO® ELLIPTA® (umeclidinium bromide/vilanterol, "UMEC/VI") and if approved and commercialized, VI monotherapy. Theravance is also entitled to a 15% economic interest in any future payments made by GSK under agreements entered into prior to the spin-off of Theravance Biopharma, and since assigned to Theravance Respiratory Company, LLC, relating to the combination of UMEC/VI/FF and the Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program, as monotherapy and in combination with other therapeutically active components, such as an inhaled corticosteroid, and any other product or combination of products that may be discovered and developed in the future under these agreements with GSK (other than RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and VI monotherapy). For more information, please visit Theravance's website at www.thrxinc.com.

ENDS

This media release has been issued by Palin Communications on behalf of GSK.

GSK Australia Enquiries or interview requests contact:
Martin Palin
0418 419 258 / 02 9412 2255
martin@palin.com.au

Ishtar Schneider
0422 944 023 / 02 9412 2255
Ishtar@palin.com.au

Theravance, Inc. Enquiries contact:
Michael W. Aguiar
President and Chief Executive Officer +1 650-238-9640
investor.relations@thrxinc.com

GSK Cautionary statement regarding forward-looking statements
GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D 'Risk factors' in the company's Annual Report on Form 20-F for 2013.

Theravance forward-looking statements
This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: the strategies, plans and objectives of the company, the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements, expectations of future cash dividends and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: the disruption of operations during the transition period following the spin-off, including the diversion of managements' and employees' attention, disruption of relationships with collaborators and increased employee turnover, lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Theravance's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission (SEC) on November 4, 2014. In addition to the risks described above and in Theravance's other filings with the SEC, other unknown or unpredictable factors also could affect Theravance's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.  (THRX-G)